UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

NOTE:
ACM Research, Inc., or ACM Research, conducts its business operations principally through its subsidiary ACM Research (Shanghai), Inc., or ACM Shanghai. Unless the context requires otherwise, references in this report to “our,” “us,” “we” and similar terms refer to ACM Research and its subsidiaries, including ACM Shanghai, collectively.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under the heading “STAR Listing and STAR IPO—ACM Research Undertaking Agreements” in Item 8.01 of this report is incorporated by reference into this Item 1.01.

Item 7.01.	Regulation FD Disclosure.

A copy of the preliminary information document, or PID, filed by ACM Shanghai on May 26, 2020 in connection with the STAR Listing and the STAR IPO, each as defined under “STAR Listing and STAR IPO—Background” in Item 8.01 of this report, is furnished as Exhibit 99.01 to this report.

There have not been any decisions made regarding the timing or terms of the STAR Listing and the STAR IPO or whether the proposed actions will ultimately be approved by the Shanghai Stock Exchange. Accordingly, there is no assurance that the proposed STAR Listing and STAR IPO will be completed.

The ACM Shanghai shares referred to in the PID and this Item 7.01 have not been and will not be registered under the Securities Act of 1933, or the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01.	Other Information.

STAR Listing and STAR IPO

Background

In June 2019, we announced our intention to complete:

•	a listing, which we refer to as the STAR Listing, of shares of ACM Shanghai on the Shanghai Stock Exchange’s Sci-Tech Innovation Board, known as the STAR Market; and

•
a concurrent initial public offering, which we refer to as the STAR IPO, of ACM Shanghai shares in the People’s Republic of China, or the PRC, at a pre-offering valuation of not less than RMB 5.15 billion ($747.1 million).

We believe the listing of ACM Shanghai shares on the STAR Market will help us scale our business in mainland PRC, as we continue to seek to broaden our markets in Europe, Japan, Korea, Taiwan and the United States. Our global headquarters will continue to be located in Fremont, California, and we are committed to maintaining the listing of Class A common stock of ACM Research on the Nasdaq Global Market, or Nasdaq.

Certain STAR Listing Requirements

To meet a STAR Listing requirement that it have multiple independent stockholders in the PRC, ACM Shanghai completed private placements of its shares in June and November 2019, following which, as of May 31, 2020, the private placement investors held a total of 8.3% of the outstanding shares of ACM Shanghai and ACM Research held the remaining 91.7%.

The board of directors of ACM Shanghai consists of nine members, seven of whom are nominated by ACM Research and two of whom are nominated by two of the private placement investors. The directors nominated by ACM Research include two individuals who also are members of the board of directors of ACM Research: Haiping Dun and David H. Wang, who also is the Chief Executive Officer and President of ACM Research.

Consistent with STAR Listing requirements and applicable law, ACM Shanghai has adopted a dividend distribution policy, which generally contemplates that it will pay dividends, typically annually, based on its then-existing situation by fully considering and accepting the opinions of shareholders (especially small and medium shareholders), independent directors and supervisors through a variety of channels. In the absence of a “major” project, if ACM Shanghai is profitable and has met statutory reserve, surplus reserve and similar legal requirements with respect to a year, the annual cash dividend amount will be at least ten percent of any profits for that year, but any profit distribution established by the ACM Shanghai board will be subject to shareholder approval. We expect ACM Shanghai will not pay dividends under this policy for the foreseeable future, because the execution of its business strategy and growth plans each year will involve a “major” project, which generally is defined to be a project for which ACM Shanghai’s cumulative expenditures for proposed capital investments, asset acquisitions, research and development, and other items during that year will exceed five percent of its net assets.

Certain Proposed STAR IPO Terms

ACM Shanghai currently proposes to offer up to ten percent of its shares in the STAR IPO. The net proceeds of the STAR IPO would be used to fund:

•
the land lease and building construction for our proposed development and production center in the Lingang region of Shanghai, as described in the Current Report on Form 8-K we filed with the Securities and Exchange Commission, or SEC, on May 13, 2020;

•
product development to upgrade and expand our process equipment targeted at more advanced process nodes, including technical improvement and development of TEBO megasonic cleaning equipment, Tahoe single wafer wet bench combined cleaning equipment, front-end brush scrubbing equipment, front end process electroplating equipment, Stress Free Polish equipment and vertical furnace equipment; and

•	working capital.

There have not been any decisions made regarding the timing or terms of the STAR Listing and the STAR IPO or whether the proposed actions will ultimately be approved by the Shanghai Stock Exchange. Accordingly, there is no assurance that the proposed STAR Listing and STAR IPO will be completed.

The ACM Shanghai shares referred to in the PID and this Item 7.01 have not been and will not be registered under the Securities Act of 1933, or the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ACM Research Undertaking Agreements

In connection with ACM Shanghai’s submission of the PID on May 26, 2020 with respect to the STAR IPO, ACM Research, as the controlling shareholder of ACM Shanghai, was required to enter into a series of agreements with the STAR Market, which became effective upon submission and are described below:

•
Commitment Letter Regarding the Lock-up of Shares, pursuant to which ACM Research has agreed to a three-year lockup of its shares in ACM Shanghai, including a prohibition against directing ACM Shanghai to repurchase any of its shares following the closing of the STAR IPO. The lockup period will be extended for six additional months if the daily closing price of ACM Shanghai shares for twenty consecutive trading days during the first six months following the STAR IPO is lower than the issue price of shares in the STAR IPO.

•
Commitment Letter Regarding Shareholding Intent and Intent to Reduce Shareholdings, pursuant to which ACM Research and David H. Wang, Chief Executive Officer, President and Chair of the Board, have agreed that sale of ACM Shanghai shares during the two-year period following the termination of its lockup period (as described above) will be made (a) in a manner consistent with the regulations of the China Securities Regulatory Commission, or CSRC, and the Shanghai Stock Exchange, (b) at a price no lower than the issue price of shares the STAR IPO and (c) following a pre‑announcement of its intention to make such sale. Assuming the lockup period is not extended as described in the preceding paragraph, this agreement will terminate five years following the closing of the STAR IPO.

•
Commitment Letter Regarding the Plan and Binding Measures for Stabilizing the Stock Price of ACM Shanghai Within Three Years After Listing, pursuant to which ACM Research and certain of its officers and directors, including Dr. Wang, have severally agreed that if, during the three‑year period following the STAR IPO, the daily closing price of the shares of ACM Shanghai for twenty consecutive trading days is lower than the audited net assets value per share (as defined) for the fiscal year prior to the STAR IPO, the parties agree that they will take measures to stabilize the ACM Shanghai share price by either (a) ACM Shanghai repurchasing shares purchased by minority shareholders or (b) ACM Research, Dr. Wang or other executive officers and directors purchasing additional ACM Shanghai shares.

•
Commitment Letter Regarding Fraudulent Issuance of Listed Shares, pursuant to which ACM Research, ACM Shanghai and Dr. Wang have represented that there has been no fraud in the STAR IPO and undertake to purchase any shares of ACM Shanghai issued pursuant to the STAR IPO if it is determined by the CSRC and other relevant authorities that fraud was so committed or that ACM Shanghai was ineligible for the STAR IPO.

•
Commitment Letter Regarding the Lack of False Records, Misleading Statements or Major Omissions, pursuant to which ACM Research has covenanted not to make any misrepresentations, misleading statements or major omissions in its disclosure documents relating to the STAR IPO and has agreed to compensate investors in ACM Shanghai for losses according to law in the event of a breach.

•
Commitment Letter Regarding Making Up for Diluted Immediate Returns, pursuant to which ACM Research has undertaken to prevent the risk of dilution to ACM Shanghai shareholders and to assert influence of ACM Shanghai’s operations only to the extent of ACM Research’s authority as a majority shareholder.

•
Commitment Letter Regarding Unfulfilled Commitment on Binding Measures, pursuant to which ACM Research and Dr. Wang have committed to fulfill the obligations of ACM Research set forth in the PID and have agreed to take certain corrective actions for failure to do so, including publicly explaining reasons for such failure, compensate investors in ACM Shanghai for losses according to law, foregoing dividends from ACM Shanghai, and returning any gains that resulted from such failure.

•
Letter of Commitment on the Avoidance of Competition in the Same Industry, pursuant to which ACM Research has agreed that it will not, without the prior consent of ACM Shanghai, compete with the principal business of ACM Shanghai, including supporting any companies that may compete with ACM Shanghai. If ACM Research engages in any competitive activity, it has agreed to terminate or otherwise transfer such activity and, in the case of transfer, grants to ACM Shanghai a right of first refusal to acquire such transferred activity. The commitment under this agreement will remain in effect so long as ACM Research remains the controlling shareholder of ACM Shanghai.

•
Commitment Letter Regarding the Standardization and Reduction of Related Transactions, pursuant to which ACM Research has agreed that any transactions between ACM Research and ACM Shanghai will be standardized, to the extent possible, at arm’s-length and fair to ACM Shanghai.

•
Commitment Letter Regarding the Avoidance of Funds Occupation and Illegal Guarantee, pursuant to which ACM Research has agreed that the funds of ACM Shanghai and its controlled companies have not, and will not, be used for non-operating purposes, including that ACM Shanghai will not provide any guarantees in violation of applicable regulations.

•	Statement and Commitment Letter, pursuant to which ACM Research has covenanted as to its ownership of shares of ACM Shanghai and related matters.

•
Commitment Letter Regarding Property Lease Matters, pursuant to which ACM Research has guaranteed in full the payment of all costs of any relocation of ACM Shanghai resulting from ACM Shanghai being unable to continue to lease and use, due to certain property mortgage matters, either of the two properties it currently leases in Shanghai for ACM Shanghai’s headquarters and manufacturing space.

•
Commitment Letter Regarding Social Insurance and Housing Provident Fund Matters, pursuant to which ACM Research has guaranteed in full the payment of ACM Shanghai’s obligations to make certain social insurance and housing fund contributions.

•
Commitment Letter Regarding Foreign Exchange Matters pursuant to which ACM Research has agreed to be responsible for any obligations imposed by the foreign exchange management department relating to the STAR IPO or for any foreign exchange matters existing before the STAR IPO.

•
Confirmation and Commitment Letter Regarding the Historical Evolution Related Matters Regarding ACM Shanghai, pursuant to which ACM Research has covenanted as to historical developments regarding ACM Shanghai, including with respect to certain intellectual property of ACM Shanghai.

•
Confirmation Letter, pursuant to which ACM Research has confirmed it did not use any intellectual property licensed under its Technology License Agreement dated January 31, 2007 with ACM Shanghai (under which ACM Research granted ACM Shanghai a worldwide exclusive license to the intellectual property owned or controlled by ACM Shanghai) in a manner inconsistent with such agreement, that it has not otherwise transferred or authorized anyone else to use the licensed intellectual property, and that no dispute exists with respect to the intellectual property of ACM Shanghai.

The foregoing summaries of the agreements of ACM Research with the STAR Market are qualified in their entirety by reference to the text of the agreements, which are being filed as Exhibits 10.01 through 10.16 to this report and which are incorporated in this report by reference.

David H. Wang Undertaking Agreements

In connection with ACM Shanghai’s submission with respect to the STAR IPO, David H. Wang, as our Chief Executive Officer, President and Chair of the Board and a significant stockholder of ACM Research, was required to enter into a series of agreements with the STAR Market in his individual capacity. As of the date of the submission, Dr. Wang beneficially owned approximately 15% of the outstanding shares of ACM Research Class A common stock (including shares issuable upon conversion of Class B common stock) and approximately 55% of the total voting power of ACM Research common stock. He did not beneficially own any ACM Shanghai shares as of that date.

In addition to his commitments made under four of the agreements described above, Dr. Wang agreed that:

•	he will not voluntarily convert any Class B common stock held by him into Class A common stock for a three-year period after the completion of the STAR IPO;

•
he will lockup, and not sell, any shares of ACM Shanghai directly or indirectly owned by him for a three-year period after the completion of the STAR IPO, subject to a six-month extension if the daily closing price of ACM Shanghai shares for twenty consecutive trading days during the first six months following the STAR IPO is lower than the issue price of shares in the STAR IPO;

•
following the expiration of his lockup obligations, his sales of ACM Shanghai shares will be subject to volume limitations for a period of four years and as long as he continues to serve on the board of directors of ACM Shanghai;

•
he will cause ACM Shanghai to fulfill its obligations set forth in the PID and to take certain actions if it fails to do so, including compensating investors for losses and publicly explaining the reason for any failure;

•	he will refrain from competing, or causing any entities controlled by him to compete, with the primary business of ACM Shanghai;

•	he will, to the extent possible, cause related party transactions with ACM Shanghai to be standardized and ensure that such transactions are fair to ACM Shanghai; and

•	he will not use the funds of ACM Shanghai for personal gain or any other unlawful purpose.

Risk Factors

If the STAR Listing and the STAR IPO are completed, ACM Research and ACM Shanghai both will be public reporting companies but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

If ACM Shanghai completes the STAR Listing and the STAR IPO, it will be subject to accounting, disclosure and other regulatory requirements of the STAR Market. At the same time, ACM Research will remain subject to accounting, disclosure and other regulatory requirements of the SEC and Nasdaq. As a result, ACM Research and ACM Shanghai periodically will disclose information simultaneously pursuant to differing laws and regulations. Even though substantially all of the operations of ACM Research are currently conducted through ACM Shanghai, the information disclosed by the two companies will differ, and may differ materially from time to time, due to the distinct, and potentially inconsistent, accounting standards applicable to the two companies and disclosure requirements imposed by securities regulatory authorities, as well as differences in language, culture and expression habit, in composition of investors in the United States and PRC, and in the capital markets of the United States and the PRC.

Differing disclosures could lead to confusion or uncertainty among investors in the publicly traded shares of one or both companies. Differences between the price of ACM Shanghai shares on the STAR Market and the price of ACM Research Class A common stock on Nasdaq could lead to increased volatility, as some investors seek to arbitrage price differences. Moreover, such volatility could be exacerbated by the fact that ACM Shanghai shares currently represent substantially all of the assets of ACM Research.

We could be adversely affected if proposed legislation is adopted regarding improved access to audit and other information and audit inspections of accounting firms, including registered public accounting firms operating in the PRC such as our auditor.

BDO China Shu Lun Pan Certified Public Accountants LLP, our independent registered public accounting firm, is not inspected by the Public Company Accounting Oversight Board, or PCAOB. See “Item 1A. Risk Factors—Risks Related to Our Business and Our Industry—Our auditor, as a registered public accounting firm operating in the PRC, is not permitted to be inspected by the Public Company Accounting Oversight Board, and consequently investors may be deprived of the benefits of such inspections” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that we filed with the SEC on March 24, 2020.

On April 21, 2020, the SEC and the PCAOB issued a joint statement highlighting the significant disclosure, financial reporting and other risks associated with emerging market investments, including the PCAOB’s continued inability to inspect audit work papers of auditors in the PRC. This statement is the latest in a series of recent proposed actions:

•
In December 2018 the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by U.S. regulators in their oversight of financial statement audits of U.S.-listed reporting companies with significant operations in the PRC.

•
In June 2019 a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would have required the SEC to maintain a list of reporting companies for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act, or EQUITABLE Act, would have prescribed increased disclosure requirements for these reporting companies and, beginning in 2025, provided for the delisting from U.S. stock exchanges of reporting companies included on the SEC’s list for three consecutive years.

It remains unclear what further actions the SEC and the PCAOB will take to address these issues and what impact those actions will have on companies who have significant operations in the PRC and who have securities listed on a U.S. stock exchange.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.01*	Commitment Letter Regarding the Lock-up of Shares, effective as of May 26, 2020, of ACM Research, Inc.
10.02*	Commitment Letter Regarding Shareholding Intent and Intent to Reduce Shareholding, effective as of May 26, 2020, of ACM Research, Inc. and David H. Wang
10.03*
Commitment Letter Regarding the Plan and Binding Measures for Stabilizing the Stock Price of ACM Research (Shanghai), Inc. Within Three Years After Listing, effective as of May 26, 2020, of ACM Research, Inc., ACM Research (Shanghai), Inc., and certain individuals named therein

10.04*	Commitment Letter Regarding Fraudulent Issuance of Listed Shares, effective as of May 26, 2020, of ACM Research, Inc., ACM Research (Shanghai), Inc. and David H. Wang
10.05*†	Commitment Letter Regarding the Lack of False Records, Misleading Statements or Major Omissions in the Preliminary Information Document, effective as of May 26, 2020, of ACM Research, Inc.
10.06*	Commitment Letter Regarding Making Up for Diluted Immediate Returns, effective as of May 26, 2020, of ACM Research, Inc.
10.07*†	Commitment Letter Regarding Unfulfilled Commitment on Binding Measures, effective as of May 26, 2020, of ACM Research, Inc. and David H. Wang
10.08*	Commitment Letter Regarding the Avoidance of Competition in the Same Industry, effective as of May 26, 2020, of ACM Research, Inc.
10.09*	Commitment Letter Regarding the Standardization and Reduction of Related Transactions, effective as of May 26, 2020, of ACM Research, Inc.
10.10*	Commitment Letter Regarding the Avoidance of Funds Occupation and Illegal Guarantee, effective as of May 26, 2020, of ACM Research, Inc.
10.11*†	Statement and Commitment Letter, effective as of May 26, 2020, of ACM Research, Inc.
10.12*	Commitment Letter Regarding Property Lease Matters, effective as of May 26, 2020, of ACM Research, Inc.
10.13*	Commitment Letter Regarding Social Insurance and Housing Provident Fund Matters, effective as of May 26, 2020, of ACM Research, Inc.
10.14*	Commitment Letter Regarding Foreign Exchange Matters, effective as of May 26, 2020, of ACM Research, Inc.
10.15*	Confirmation and Commitment Letter Regarding the Historical Evolution Related Matters Regarding ACM Research (Shanghai), Inc., effective as of May 26, 2020, of ACM Research, Inc.
10.16*	Confirmation Letter, effective as of May 26, 2020, of ACM Research, Inc.
99.01*†	Preliminary Information Document of ACM Research (Shanghai), Inc.
* Unofficial English translation of original document prepared in Mandarin Chinese.
† Certain information redacted and replaced with “[***]”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.
By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: June 1, 2020